UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

_______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2025

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ARtelligence Holdings, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	333-141907	84-2340972
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

8735 Dunwoody Place, Suite 6, Atlanta, GA. 30350

(Address of Principal Executive Offices) (Zip Code)

(404) 506-5716

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 – Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On October 23, 2025, the Board of Directors of ARtelligence Holdings, Inc. (the “Company”) determined, after consultation with management and the Company’s financial advisors, that the Company’s historical financial records prior to January 1, 2023, can no longer be relied upon. The Company’s former bookkeeper and former management failed to provide or retain complete accounting data, leaving certain pre-2023 source records unavailable or lost.

As a result, the Company cannot rely upon its previously issued financial statements for fiscal years and interim periods ending on or before December 31, 2022. The Company’s internal accounting systems no longer contain sufficient underlying documentation to support those earlier statements.

The Company has reconstructed its financial records for the period beginning January 1, 2023, through the third quarter of 2025 using available documentation, including bank statements, legal contracts, valuation appraisals, resolutions, regulatory filings, supporting operational data, and other relevant information. These reconstructed records will serve as the basis for quarterly reviews and PCAOB-compliant audits for fiscal years 2023 and 2024.

The Audit Committee of the Board of Directors has been informed of this determination and has directed management to proceed with a full financial reconstruction and independent audit engagement.

Item 8.01 – Other Events

In the first quarter of 2023, the Company received two significant contributions of intellectual property. The first asset was appraised at $514,441,340 based upon an independent maximum insurable value analysis. The second intellectual property asset, the AI Visual Thesauri (AIVT), was initially internally valued using the discounted income method at approximately $2.6 billion. Subsequently, an independent valuation firm, determined that as of December 31, 2023, the fair market value of AIVT was $5,230,085,000.

These contributions had a material impact on the Company’s financial position. As a result, shareholders’ equity changed from a deficit of approximately ($5,393,415) as of December 31, 2022, to a surplus of $3,153,285,475 as of March 31, 2023. By December 31, 2023, due largely to the updated intangible asset valuations, total shareholders’ equity exceeded $5.7 billion.

During this same period, no debt was retired; total debt obligations increased by approximately 3 percent per quarter, consistent with Board-approved financial assumptions and critical accounting estimates.

The Company has engaged a PCAOB-registered independent public accounting firm to conduct comprehensive reviews and full audits for fiscal years 2023 and 2024. The Board has formally ratified the financial reconstruction procedures and approved the valuation methodology utilized for contributed intellectual properties.

The Company remains committed to full transparency and compliance with applicable SEC reporting requirements and PCAOB auditing standards. Additional disclosures will be provided as warranted by subsequent events or updated valuations.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ARtelligence Holdings, Inc.

By	/s/ Timothy A. Holly
Name: Timothy A. Holly Title: Chairman/Chief Executive Officer

Date: October 28, 2025

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